UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 22, 2014

INOVIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1787 Sentry Parkway West Building 18, Suite 400 Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 440-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Inovio Pharmaceuticals, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 22, 2014. The following are the voting results for each matter voted upon:

Proposal 1: The election of the following nominees as directors of the Company to serve until the Company’s 2015 Annual Meeting of Stockholders and until their successors are elected.

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Avtar S. Dhillon	89,491,317	14,894,752	84,457,987
J. Joseph Kim	102,916,581	1,469,488	84,457,987
Simon X. Benito	96,690,704	7,705,365	84,457,987
Ángel Cabrera	102,429,620	1,956,449	84,457,987
Morton Collins	98,778,073	5,607,996	84,457,987
Adel A.F. Mahmoud	98,445,662	5,940,407	84,457,987

Proposal 2: The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain
183,601,390	3,795,702	1,446,964

Proposal 3: The approval of an amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s Common Stock at a ratio not less than one-for-two and not greater than one-for-four, with the exact ratio to be set within the range in the discretion of the Board of Directors without further approval or authorization of the Company’s stockholders.

For	Against	Abstain
124,691,469	59,930,580	4,222,007

Proposal 4: The approval of an amendment to the Company’s 2007 Omnibus Incentive Plan (the “Plan”) to increase the number of shares available for grants under the Plan by 5,000,000 shares and so that all shares authorized for issuance under the Plan be eligible for grants as “incentive stock options.”

For	Against	Abstain	Broker Non-Votes
77,205,300	25,352,457	1,828,312	84,457,987

Proposal 5: The approval, by non-binding vote, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
88,425,581	13,036,063	2,924,425	84,457,987

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Peter Kies
Peter Kies,
Chief Financial Officer

Date: May 22, 2014